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                                                                    Exhibit 10.5

                                    OPEN-END
                         MORTGAGE AND SECURITY AGREEMENT
            (Maximum Amount Unpaid Principal Indebtedness $1,800,000)

     THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (the "Mortgage") made as of the 12th day of June, 2003, by DENTAL CARE PLUS, INC., an Ohio corporation, located at 4500 Lake Forest Drive, Suite 512, Cincinnati, Ohio 45202 (the "Mortgagor"), in favor of FIFTH THIRD BANK, an Ohio banking corporation located at 38 Fountain Square Plaza, Cincinnati, Ohio, 45263, for itself and as agent for any affiliate of Fifth Third Bancorp (the "Mortgagee").

                                   WITNESSETH:

     WHEREAS, Mortgagor is indebted to Mortgagee in the aggregate principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000) pursuant to the Term Note executed by Mortgagor and made payable to the order of Mortgagee, in the principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000) (the "Note"), and all agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (together with any amendments, modifications, or restatements thereof, the "Loan Documents"); and

     WHEREAS, Mortgagor desires to grant herein a first priority mortgage to Mortgagee encumbering the real estate described below.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, and to secure (i) the payment of the Indebtedness and Impositions (as defined below) and the interest thereon, (ii) the payment of any advances or expenses of any kind incurred by Mortgagee pursuant to the provisions of or on account of the Loan Documents or this Mortgage, (iii) the repayment of future advances disbursed by Mortgagee to Mortgagor in excess of the principal of the Indebtedness, and (iv) the performance of the obligations of the Mortgagor under the Loan Documents the parties hereby agree as follows:

                                   ARTICLE 1.
                               GRANTING PROVISIONS

     The Mortgagor does hereby grant, bargain, sell, release, convey, assign, transfer grant a security interest in and mortgage to Mortgagee, its successors and assigns forever, (a) the real estate located in Hamilton County, Ohio, more particularly described in Exhibit A attached hereto (hereinafter the "Site"), and (b) all of the estate, title and interest of Mortgagor, in law or equity, of, in and to such real estate and the buildings and improvements now existing, being constructed, or hereafter constructed or placed thereon, all of the rights, privileges, licenses, easements and appurtenances belonging to such real estate (including all heretofore, of hereafter vacated streets or alleys which are about such real estate), and all fixtures of every kind whatsoever located in or on, or attached to, and used or intended to be used in connection with or with the operation of such real estate, buildings, structures or other improvements thereon or in connection with any construction now or to be conducted or which may be conducted thereon, together with all building materials and equipment now or hereafter delivered to such real estate

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and intended to be installed therein; and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and the proceeds of any of the foregoing (all of the foregoing, including the Site, being hereinafter collectively called the "Property").

     The Mortgagor further hereby grants, conveys, and assigns to Mortgagee, its successors and assigns all rents, issues and profits of any of the foregoing and all proceeds of the conversion (whether voluntary or involuntary) of any of the same into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

     TO HAVE AND TO HOLD the Property hereby conveyed, granted and its successors and assigns forever, for the uses and purposes herein set forth.

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

     2.1 In General. Mortgagor represents and warrants that it is the sole lawful owner in fee simple of the Property, that its title in and to the Property is free, clear and unencumbered except for those covenants and restrictions of record approved by Mortgagee in a signed writing and attached hereto as Exhibit B hereto and except for real estate taxes and assessments not yet due and payable; that it has good legal right, authority, and full power to sell and convey the same and to execute this Mortgage; that Mortgagor will make any further assurances of title that Mortgagee may require; that Mortgagor will warrant and defend the Property against all claims and demands whatsoever, and that Mortgagor will keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

     2.2 No Proceedings. Mortgagor represents, covenants and warrants that there are no suits or proceedings pending, or, to the knowledge of Mortgagor, threatened against or affecting Mortgagor that, if adversely determined, would have an adverse effect on the Property or financial condition or business of Mortgagor.

                                   ARTICLE 3.
                                   COVENANTS

     Mortgagor hereby covenants and agrees with Mortgagee as follows:

     3.1 Indebtedness. Mortgagor will promptly pay and perform, or promptly cause to be paid and performed, when due, the following obligations (hereinafter collectively called the "Indebtedness"):

          (a) each and every term, provision, condition, obligation, covenant, and agreement of Mortgagor set forth in this Mortgage, the Loan Documents, and in any amendments, modifications or restatements to any of the foregoing;

          (b) all future advances disbursed by Mortgagee to Mortgagor under
Section 6.12 (Future Advances) of this Mortgage; and


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          (c) all loans, advances, indebtedness and each and every other obligation or liability of Mortgagor owed to Mortgagee or any affiliate of Fifth Third Bancorp, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, whether or not secured by additional collateral, whether originated with Mortgagee or owed to others and acquired by Mortgagee by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and every obligation arising under the Loan Documents, all obligations to perform or forbear from performing acts, any and all Rate Management Obligations (as defined in the Loan Documents), all amounts represented by letters of credit now or hereafter issued by Mortgagee or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Mortgagor all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys' fees incurred or other sums disbursed by Mortgagee or any affiliate of Fifth Third Bancorp under this Mortgage or any other document, instrument or agreement related to any of the foregoing.

     3.2 Impositions.

          (a) Mortgagor will pay, or cause to be paid, when due all of the following (hereinafter collectively called the "Impositions"): all real estate taxes, personal property taxes, assessments, water and sewer rates and charges, and all other governmental levies and charges, of every kind and nature whatsoever, general and special, ordinary and extraordinary, which are assessed, levied, confirmed, imposed or become alien upon or against the Property or any portion thereof, and all taxes, assessments and charges upon the rents, issues, income or profits of the Property, or which become payable with respect thereto or with respect to the occupancy, use or possession of the Property, whether such taxes, assessments or charges are levied directly or indirectly, Mortgagor shall deliver proof of payment of all such Impositions to Mortgagee upon the request of Mortgagee. Notwithstanding any provision to the contrary in this Paragraph 3.2(a), any tax or special assessment which is alien on the Property may be paid in installments, provided that each installment is paid on or prior to the date when the same is due without the imposition of any penalty.

          (b) At the sole election of Mortgagee, Mortgagor shall pay to Mortgagee, with each payment that shall become due and payable pursuant to terms of the Loan Documents, the appropriate portion of the annual amount estimated by Mortgagee to be sufficient to pay the real estate taxes and assessments levied against the Property and the insurance premiums for policies required under
Section 3.6 (Insurance) of this Mortgage, and such sums shall be held by Mortgagee without interest in order to pay such taxes, assessments and insurance premiums 30 days prior to their due date; provided that if an Event of Default shall occur under this Mortgage, Mortgagee may elect to apply, to the full extent permitted by law, any or all of said sums held pursuant to this Paragraph
3.26 in such manner as Mortgagee shall determine in its sole discretion.


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     3.3 Compliance with Laws. Mortgagor will comply with all federal, state and local laws, regulations and orders to which the Property or the activities conducted on the Property are subject.

     3.4 Condition of Property. Mortgagor will maintain the Property in good order and condition and make all repairs necessary to that end, will suffer no waste to the Property, and will cause all repairs and maintenance to the Property to be done in a good and workmanlike manner.

     3.5 Improvements. Mortgagor will not remove or materially change any improvements once installed or placed on the Property, or suffer or permit others to do so.

     3.6 Insurance.

          (a) Mortgagor at its sole cost and expense shall provide and keep in force at all times for the benefit of Mortgagee, in accordance with the Loan Documents with respect to the Property (with such deductibles as may be satisfactory to Mortgagee, from time to time, in its reasonable discretion): (i) insurance against loss of or damage to the Improvements by fire and other hazards covered by so-called "extended coverage" insurance, with a replacement cost endorsement, and such other casualties and hazards as Mortgagee shall reasonably require from time to time; (ii) earthquake insurance; (iii) flood insurance in the maximum available amount if the Improvements are located in a flood hazard area; (iv) business interruption insurance; (v) boiler and machinery insurance; (vi) comprehensive general public liability insurance against claims for bodily injury, death, or property damage in customary and adequate amounts, or, in Mortgagee's discretion, in such amounts as may be reasonably satisfactory or desirable to Mortgagee, from time to time, in its reasonable discretion; (vii) during the course of any construction or repair of the Property, workers' compensation insurance for all employees involved in such construction or repair, and builder's risk completed value insurance against "all risks of physical loss covering the total value of work performed and equipment, supplies and materials furnished, and containing the "permission to occupy upon completion of work or occupancy" endorsement; and (viii) such other insurance on the Property (including, without limitation, increases in amounts and modifications of forms of insurance existing on the date hereof), as Mortgagee may reasonably require from time to time. The policies of insurance required by this Section 3.6(a) shall be with such companies, in such forms and amounts, and for such periods, as Mortgagee shall require from time to time, and shall insure the respective interests of Mortgagor and Mortgagee. Such insurance may be provided in umbrella policies which insure any and all real or personal property in which Mortgagor has an interest in addition to the Property, any property encumbered by any other deed of trust or mortgage given by Mortgagor for the benefit of Mortgagee, or any personal property in which a security interest in favor of Mortgagee has been granted under the Loan Documents. The insurance proceeds from all such policies of insurance (other than the proceeds from the comprehensive general public liability policy required under clause
(vi) above) shall be payable to Mortgagee pursuant to a noncontributing first mortgagee endorsement, satisfactory in form and substance, to Mortgagee. Certificates of the original policies and renewals thereof covering the risks provided by this Mortgage to be insured against, and bearing satisfactory evidence of payment of all premiums thereon, shall be delivered to and held by Mortgagee on demand. Without limiting the generality of the foregoing, Mortgagor shall deliver to Mortgagee all insurance policies and certificates that


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are requested by Mortgagee. At least thirty (30) days prior to the expiration of each policy required to be provided by Mortgagor, Mortgagor shall deliver certificates of renewal policies to Mortgagee with appropriate evidence of payment of premiums therefor. All insurance policies required by this Mortgage shall (1) include effective waivers by the insurer of all rights of subrogation against any named insured and any other loss payee; and (2) provide that any losses shall be payable to Mortgagee notwithstanding:

               (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured or other loss payee,

               (ii) the occupation or use of the Improvements or Site for purposes more hazardous than permitted by the terms thereof,

               (iii) any foreclosure or other action or proceeding taken by Mortgagee pursuant to any provisions of this Mortgage; or

               (iv) any change in title to or ownership of the Property;

(3) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Mortgagee of written notice thereof, and (4) be satisfactory in all other respects to Mortgagee. Mortgagor shall not permit any activity to occur or condition to exist on or with respect to the Property that would wholly or partially invalidate any of the insurance thereon. Mortgagor shall give prompt written notice to Mortgagee of any damage to, destruction of, or other loss in respect of the Property, irrespective of whether any such damage, destruction or loss gives rise to an insurance claim. Mortgagor shall not carry additional insurance in respect of the Property unless such insurance is endorsed in favor of Mortgagee as loss payee.

          (b) Mortgagor irrevocably makes, constitutes and appoints Mortgagee (and all officers, employees or agents designated by Mortgagee) as Mortgagor's true and lawful attorney-in-fact and agent, with full power of substitution, for the purpose of making and adjusting claims under such policies of insurance; endorsing the name of Mortgagor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance required above or to pay any premium in whole or in part relating thereto. Mortgagee, without waiving or releasing any obligations or default by Mortgagor hereunder, may (but shall be under no obligation to do so) at any time maintain such action with respect thereto which Mortgagee deems advisable. All sums disbursed by Mortgagee in connection therewith, including attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Mortgagor to Mortgagee and shall be additional Indebtedness secured by this Mortgage.

          (c) All proceeds of the insurance required to be obtained by Mortgagor hereunder, other than those relating to the comprehensive general public liability insurance, shall be held in trust for and paid promptly to Mortgagee, and Mortgagee may deduct from such proceeds any expenses, including, without limitation, legal fees incurred by Mortgagee in connection with adjusting and obtaining such proceeds (the balance remaining after such


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deduction being hereinafter referred to as the "Net Insurance Proceeds").
Mortgagee may, at its option, either: (1) apply the Net Insurance Proceeds in reduction or satisfaction of all or any part of the Indebtedness, whether then matured or not, in which event Mortgagor shall be relieved of its obligation to maintain and restore the property relating to such proceeds to the extent that Mortgagee so applies such Net Insurance Proceeds; or (2) release the Net Insurance Proceeds to Mortgagor in whole or in part upon conditions satisfactory to Mortgagee. Prior to the occurrence of an Event of Default, Mortgagor shall have the right to adjust and compromise any such claims, subject to Mortgagee's prior consent thereto, which consent shall not be unreasonably withheld, provided that no such consent shall be required upon the occurrence of an Event of Default under this Mortgage.

          (d) The application of any insurance proceeds toward the payment or performance of the Indebtedness shall not be deemed a waiver by Mortgagee of its right to receive payment or performance of the rest of the Indebtedness in accordance with the provisions of this Mortgage, the Loan Documents, and in any amendments, modifications or restatements to any of the foregoing.

          (e) In the event of a foreclosure under this Mortgage, the purchaser of the Property shall succeed to all of the rights of Mortgagor, including any right to unearned premiums, in and to all policies of insurance which Mortgagor is required to maintain under this Section 3.6 and to all proceeds of such insurance.

          (f) Without limiting Mortgagee's rights under Section 3.9 of this Mortgage, if Mortgagor shall fail to keep the Property insured in accordance with this Mortgage and the other Loan Documents, Mortgagee may, but shall not be obligated to, do so. Mortgagor shall reimburse Mortgagee on demand for amounts incurred or expended therefor, with interest thereon pursuant to Section 3.9 hereof, and all such amounts incurred or expended, and all such interest thereon, shall be additional Indebtedness of Mortgagor secured hereby.

     3.7 Sale Transfer or Encumbrance.

          (a) Mortgagor will not further mortgage, sell or convey, or grant a deed of trust, pledge, or grant a security interest in any of the Property, or contract to do any of the foregoing, or execute a land contract or installment sales contract, enter into a lease (whether with or without option to purchase) or otherwise dispose of, further encumber or suffer the encumbrance of any of the Property, whether by operation of law or otherwise.

          (b) Mortgagor shall pay and discharge promptly, at Mortgagor's cost and expense, all liens, encumbrances, and charges upon any part of the Property or any interest therein. If Mortgagor shall fail to discharge any such lien, encumbrance, or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law.

          (c) Mortgagor will not institute or cause to be instituted any proceedings that could change the permitted use of the Property from the use presently


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zoned, and shall not grant any easements or licenses with respect to the
Property.

          (d) If a portion of the Property, or any beneficial interest therein, is sold, conveyed, transferred, encumbered, or full possessory rights therein transferred, whether voluntarily, involuntarily, or by operation of law, then the Mortgagee may declare all sums secured by this Mortgage, to be immediately due and payable, whether or not the Mortgagee has consented or waived its rights in connection with any previous transaction of the same or a different nature.

     3.8 Eminent Domain.

          (a) Mortgagor shall give immediate notice to Mortgagee upon Mortgagor's obtaining knowledge of (i) any interest on the part of any person possessing or who has expressed the intention to possess the power of eminent domain to purchase or otherwise acquire the Property or (ii) that commencement of any action or proceeding to take the Property by exercise of the right of condemnation or eminent domain or of any action or proceeding to close or to alter the grade of any street on or adjoining the Premises. At its option Mortgagee may participate in any such actions or proceedings in the name of Mortgagee or, whenever necessary, in the name of Mortgagor, and Mortgagor shall deliver to Mortgagee such instruments as Mortgagee shall request to permit such participation. Mortgagor shall not settle any such action or proceeding, whether by voluntary sale, stipulation or otherwise, or agree to accept any award or payment without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. The total of all amounts awarded or allowed with respect to all right, title and interest in and to the Property or the portion or portions thereof taken or affected by such condemnation or eminent domain proceeding and any interest thereon (herein collectively called the "Award") is hereby assigned to, and shall be paid upon receipt thereof, to Mortgagee and the amount received shall be retained and applied as provided in Paragraph 3.8(b) below.

          (b) Upon Mortgagee's receipt of any Award, Mortgagee may, at its option, either: (i) retain and apply the Award toward the Indebtedness; or (ii) subject to such escrow provisions as Mortgagee may require, pay the Award over in whole or part to pay or reimburse Mortgagor for the cost of restoring or reconstructing the Property remaining after such taking (the "Remaining Property"). If Mortgagee elects to pay the Award, or any part thereof, over to Mortgagor upon the completion of the restoration or reconstruction of the Remaining Property, any portion of the Award not used for the restoration or reconstruction of the Remaining Property shall, at the option of Mortgagee, be applied in reduction of the Indebtedness; provided, however, that to the extent that such portion of the Award shall exceed the amount required to satisfy in full the Indebtedness, Mortgagee shall pay the amount of such excess to Mortgagor or otherwise as required by law. In no event shall Mortgagee be required to release this Mortgage until the Indebtedness is fully paid and performed, nor shall Mortgagee be required to release from the lien of this Mortgage any portion of the Property so taken until Mortgagee receives the Award for the portion so taken.

          (c) The application of the Award toward payment or performance of any of the Indebtedness shall not be deemed a waiver by Mortgagee of its right to receive payment or performance of the balance of the Indebtedness in accordance with the provisions of this Mortgage, the Loan Documents, and in any amendments, modifications or restatements to any of


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the foregoing. Mortgagee shall have the right, but shall be under no obligation, to question or appeal the amount of the Award, and Mortgagee may accept same without prejudice to the rights that Mortgagee may have to question or appeal such amount. In any such condemnation or eminent domain action or proceeding Mortgagee may be represented by attorneys selected by Mortgagee, and all sums paid by Mortgagee in connection with such action or proceeding, including, without limitation, attorneys' fees, court costs, expenses and other charges relating thereto shall, on demand, be immediately due and payable from Mortgagor to Mortgagee and the same shall be added to the Indebtedness and shall be secured by this Mortgage.

          (d) Notwithstanding any taking by condemnation or eminent domain, closing of, or alteration of the grade of, any street or other injury to or decrease in value of the Property by any public or quasi-public authority or corporation, the Indebtedness shall continue to bear interest until the Award shall have been actually received by Mortgagee, and any reduction in the Indebtedness resulting from the application by Mortgagee of the Award shall be deemed to take effect only on the date of such receipt thereof by Mortgagee.

     3.9 Rights of Mortgagee. If Mortgagor fails to pay when due any Impositions when so required by this Mortgage, or if an Event of Default occurs under this Mortgage, Mortgagee at its option may pay such Impositions. If Mortgagor fails to perform any of its obligations under this Mortgage with respect to the Property, Mortgagee at its option may (but shall not be obligated to) perform any such obligations of Mortgagor. Mortgagee may enter upon the Property for the purpose of performing any such act, or to inspect the Property. All Impositions paid by Mortgagee and all monies expended by Mortgagee in performing any such obligations of Mortgagor (including legal expenses and disbursements) shall bear interest at a floating rate per annum equal to six percent (6%) in excess of the Prime Rate of Fifth Third Bank then in effect, and such interest shall be paid by Mortgagor upon demand by Mortgagee and shall be additional Indebtedness secured by this Mortgage.

     3.10 Conflict Among Agreements. In the event of any conflict between the provisions of this Mortgage and the provisions of the Loan Documents, the provisions of the Loan Documents shall prevail.

     3.11 Notifications. Mortgagor shall notify Mortgagee, promptly, of the occurrence of any of the following:

          (a) a fire or other casualty causing damage to the Property in excess of $20,000;

          (b) receipt of notice of condemnation of the Property or any part thereof;

          (c) receipt of notice from any governmental authority relating to the structure, use or occupancy of the Property;

          (d) receipt of any notice of alleged default from the holder of any lien or security interest in the Property;

          (e) the commencement of any litigation affecting the Property; or


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          (f) any change in the occupancy of the Property.

                                   ARTICLE 4.
                                EVENTS OF DEFAULT

     Any of the following events shall be an Event of Default:

     4.1 Cross-Default. An Event of Default occurs under the Loan Documents, or in any amendments, modifications or restatements to any of the foregoing.

     4.2 Breach of Covenants. Mortgagor defaults in the performance or observance of any of the following covenants:

          (a) to maintain in force the insurance required by Section 3.6 (Insurance) of this Mortgage;

          (b) to comply with any of the notice requirements set forth in Section
3.6 (Insurance), Section 3.8 (Eminent Domain) or Section 3.11 (Notifications) of this Mortgage; or

          (c) any other covenant or agreement contained in this Mortgage and such default continues for 30 days after notice thereof from Mortgagee.

     4.3 Representation or Warranty Untrue. Any representation or warranty of the Mortgagor under this Mortgage is untrue or misleading in any material respect.

     4.4 Foreclosure. A foreclosure proceeding (whether judicial or otherwise) is instituted with respect to any mortgage or lien of any kind encumbering any portion of the Property.

     4.5 Limitation of Amount. Mortgagor limits or attempts to limit the loan indebtedness secured by this Mortgage pursuant to Ohio Revised Code Section 5301.232.

     4.6 Other Obligations. Any default occurs under any other obligation of Mortgagor to Mortgagee or otherwise described herein as Indebtedness.

                                   ARTICLE 5.
                                    REMEDIES

     5.1 Remedies. Upon the occurrence, and until the waiver by Mortgagee, of an Event of Default:

          (a) Mortgagee may declare the entire balance of the Indebtedness to be immediately, due and payable, and upon any such declaration, the entire unpaid balance of the Indebtedness shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Mortgagor.


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          (b) Mortgagee may institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage under any applicable provision of law.

          (c) Mortgagee may institute a proceeding or proceedings to eject Mortgagor from possession of the Property and to obtain possession of the Property by Mortgagee, with or without instituting a foreclosure proceeding.

          (d) Mortgagee may sell (the power of sale, if permitted and provided by applicable law, being expressly granted by Mortgagor to Mortgagee) the Property, and all state, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as, an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as Mortgagee may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Property.

          (e) Mortgagee may institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in this Mortgage, the Loan Documents, and in any amendments, modifications or restatements to any of the foregoing.

          (f) Mortgagee may apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Property to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Indebtedness or the solvency of Mortgagor or any other person liable for the payment of the Indebtedness, and Mortgagor and each such person liable for the payment of the Indebtedness consents or shall be deemed to have consented to such appointment.

          (g) Mortgagee may enter upon the Property, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Property; and having and holding the same Mortgagee may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, without interference from Mortgagor; and upon each such entry and from time to time thereafter Mortgagee may, at the expense of Mortgagor and the Property, without interference by Mortgagor and as Mortgagee may deem advisable, (i) insure or reinsure the Property, (ii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (iii) in every such case in connection with the foregoing have the right to exercise all rights and powers of Mortgagor with respect to the Property, either in Mortgagor's name or otherwise.

          (h) Mortgagee may, with or without entering upon the Property, collect, receive, sue for and recover in its own name all rents and cash collateral derived from the Property, and may deduct therefrom all costs, expenses and liabilities of every character incurred by Mortgagee in controlling the same and in using, operating, managing, preserving and controlling the Property, and otherwise in exercising Mortgagee's rights under this Mortgage or the Loan Documents, including, but not limited to, all amounts disbursed to pay Impositions,


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insurance premiums and other charges in connection with the Property, as well as compensation for the services of Mortgagee and its respective attorneys, agents and employees.

          (i) Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the position of Mortgagee with respect to, the balance of the Property; and Mortgagee may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lien holder.

          (j) Mortgagee may take all actions, or pursue any other right or remedy, permitted under the Uniform Commercial Code in effect in the State in which the Property is located, under any other applicable law or in equity.

     5.2 Mortgagee's Cause of Action. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage or the Loan Documents, as the same become due, without regard to whether or not the principal indebtedness or any other sums secured by this Mortgage or the Loan Documents shall be due, and without prejudice to the right of Mortgagee thereafter to institute foreclosure or otherwise dispose of the Property or any part thereof or any other action, for any default by Mortgagor existing at the time the earlier action was commenced.

     5.3 Costs and Expenses. There shall be allowed and included as additional Indebtedness secured by the lien of this Mortgage, to the extent permitted by law, all expenditures and expenses of Mortgagee for attorneys' fees, court costs, appraisers' fees, sheriff's fees, documentary and expert evidence, stenographers' charges, publication costs and such other costs and expenses as Mortgagee may deem reasonably necessary to exercise any remedies or to evidence to bidders at any sale of the Property the true condition of the title to or the value of the Property. All such expenditures and expenses shall bear interest at a floating rate per annum equal to six percent (6%) in excess of the Prime Rate of Fifth Third Bank then in effect, and such interest shall be paid by Mortgagor upon demand by Mortgagee and shall be additional Indebtedness secured by this Mortgage.

     5.4 Proceeds. The proceeds received by Mortgagee in any foreclosure sale of the Property shall be distributed and applied in the following order of priority first, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in Section 5.3; second, to all other items which under the terms hereof constitute Indebtedness or Impositions; and, third, any surplus to Mortgagor, its legal representatives or assigns, or to third persons with rights to the proceeds, as their rights may appear.

     5.5 Revere. Without limiting the application of Section 5.1 of this Mortgage, upon, or at any time after, the filing of a suit to foreclose this Mortgage, Mortgagee shall be entitled to have a court appoint a receiver of the Property. Such appointment may be made either before or after sale, without notice to Mortgagor or any other person, without regard to the solvency of the person or persons, if any, liable for the payment of the Indebtedness and without regard to the then value of the Property, and Mortgagee may be appointed as such receiver. The receiver shall have the power to collect the rents, issues and profits of the Property during the pendency of such foreclosure suit, as well as during any further times when Mortgagee, absent the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of such period. The court from time to time may authorize the receiver to apply net income in the Receiver's hands in payment in whole or in part of the Indebtedness, or in payment of any tax, assessment or other lien that may be or become superior to the lien hereof or superior to a decree foreclosing this Mortgage, provided such application is made prior to foreclosure sale.

     5.6 Rights Cumulative. The rights of Mortgagee arising under the provisions and covenants contained in each of the Mortgage and the Loan Documents shall be separate, distinct and cumulative, and none of them shall be exclusive of the others. In addition to the rights set forth in this Mortgage, or any other Loan Documents, Mortgagee shall have all rights and remedies now or hereafter existing, at law or in equity or by statute. Mortgagee may pursue its rights and remedies concurrently or in any sequence, and no act of Mortgagee shall be construed as an election to proceed under any one provision herein or in such other documents to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. If Mortgagor fails to comply with this Mortgage, no remedy of law will provide adequate relief to Mortgagee, and Mortgagee shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     5.7 No Merger. If Mortgagee shall at any time hereafter acquire title to any of the Property, then the lien of this Mortgage shall not merge into such title, but shall continue in full force and effect to the same extent as if the Mortgagee had not acquired title to any of the Property. Furthermore, if the estate of the Mortgagor shall be a leasehold, unless the Mortgagee shall otherwise consent, the fee title of the Property shall not merge with such leasehold, notwithstanding the union of said estates either in the ground lessor or in the fee owner, or in a third party, by purchase or otherwise. If, however, the Mortgagee shall be requested to and/or shall consent to such merger or such merger shall nevertheless occur without its consent, then this Mortgage shall attach to and cover and be a lien upon the fee title or any other estate in the Property demised under the ground lease acquired by the fee owner and the same shall be considered as mortgaged to the Mortgagee and the lien hereof spread to cover such estate with the same force and effect as though specifically herein granted.

     5.8 Waivers of Mortgagor. Mortgagor hereby waives the benefit of any stay, moratorium, valuation or appraisal law or judicial decision, any defects in any proceeding instituted by Mortgagee with respect to this Mortgage or any Loan Documents, and any right of redemption with respect to the Property. Mortgagor waives any right to require marshalling of assets in connection with enforcement of Obligations and any right to require the sale of the Property in parcels or to select the order in which parcels are to be sold. Mortgagor waives the right to all notices to which Mortgagor may otherwise be entitled, except those expressly provided for herein.

                                   ARTICLE 6.
                                  MISCELLANEOUS

     6.1 Uniform Commercial Code Security Agreement. This Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as adopted in Ohio for any of the items specified above as part of the Property which may be subject to a security interest pursuant to the applicable version of the Uniform Commercial Code, and Mortgagor hereby grants Mortgagee a security interest in such items. Mortgagor agrees that Mortgagee may file this mortgage instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Mortgage shall be sufficient as a financing statement. In addition, Mortgagor agrees to execute and deliver to Mortgagee upon Mortgagee's request any financing statements that Mortgagee may require to perfect a security interest with respect to said items. Mortgagor shall pay all costs of filing such financing statement and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may require. Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in such items, including replacements and additions thereto. Upon any Event of Default under this Mortgage, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee's option, may also invoke the remedies provided in this Mortgage. In exercising any of said remedies, Mortgagee may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Mortgagee's remedies under the Uniform Commercial Code or of the remedies in this Mortgage.

     6.2 Waiver. No delay or omission by Mortgagee to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. Each waiver must be in writing and executed by Mortgagee to be effective, and a waiver on one occasion shall be limited to that particular occasion.

     6.3 Amendments in Writing. No change, amendment, or modification hereof, or any part, hereof, shall be valid unless in writing and signed by the parties hereto or their respective successors and assigns.

     6.4 Notices. All notices, demands and requests given or required to be given by either party hereto to the other party shall be in writing and shall be deemed to have been properly given if sent by U.S. registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service, addressed as follows:

          To Mortgagor: DENTAL CARE PLUS, INC.
                        100 Crowne Point Place
                        Cincinnati, Ohio 45241

          To Mortgagee: FIFTH THIRD BANK
                        38 Fountain Square Plaza
                        Cincinnati, Ohio, 45263

                        Attention: Commercial Real Estate Department

     6.5 Interpretation. The titles to the Sections and Paragraphs hereof are for reference only and do not limit in any way the content thereof. Any words herein which are used in one gender shall be read and construed to mean or include the other gender wherever they would so apply. Any words herein which are used in the singular shall be read and construed to mean and to include the plural wherever they would so apply, and vice versa or to such other address as Mortgagor or Mortgagee may from time to time designate by written notice.

     6.6 Covenant Running With the Land. Any act or agreement to be done or performed by Mortgagor shall be construed as a covenant running with the land and shall be binding upon Mortgagor and its successors and assigns as if they had personally made such agreement.

     6.7 Complete Agreement: Counterparts. This Mortgage and the Exhibits are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Mortgage may be amended only by an instrument in writing which explicitly states that it amends this Mortgage, and is signed by the party against whom enforcement of the amendment is sought. This Mortgage may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

     6.8 Validity. The provisions of this Mortgage are severable. If any term, covenant or condition of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, the remainder of this Mortgage shall not be invalidated thereby, and this Mortgage shall be construed without such provision.

     6.9 Governing Law. This Mortgage for all purposes shall be construed and enforced in accordance with the domestic laws of the State of Ohio.

     6.10 Binding Effect; Assignment. This Mortgage shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Mortgagor may not assign any of its rights or delegate any of its obligations hereunder, Mortgagee may assign this Mortgage to any other person, firm, or corporation provided all of the provisions hereof shall continue in force and effect and, in the event of such assignment, any advances made by any assignee shall be deemed made in pursuance and not in modification hereof and shall be evidenced and secured by the Loan Documents and this Mortgage.

     6.11 Interest. In no event shall the interest rate and other charges related to the Indebtedness exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Mortgagee has received interest and other charges hereunder in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance of the Indebtedness, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no Indebtedness outstanding, Mortgagee shall refund to Mortgagor such excess.

     6.12 O.R.C. 1311.14. This Mortgage secures unpaid balances of obligatory loan advances to be made by Mortgagee to Mortgagor pursuant to the terms and provisions of the Loan Documents. The Loan Documents obligate Mortgagee to advance Mortgagor certain sums under definite and certain conditions, in a particular manner and at the times set forth therein, the total outstanding indebtedness of which, at any one time, is equal to the amount of the debt secured by this Mortgage. Mortgagee is authorized and empowered to do all things provided to be done by a Mortgagee under Section 1311.14 of the Ohio Revised Code and any amendments or supplements thereto. This Mortgage is made pursuant to Section 5301.232 and Chapter 1309, including Section 1309.32, of the Ohio Revised Code.

     6.13 Future Advances. The parties hereto intend and agree that this Mortgage shall secure unpaid balances of any loan advances, whether obligatory or not, and whether made pursuant to the Loan Documents or not, made by Mortgagee after this Mortgage is delivered to the Recorder for record to the extent that the total unpaid loan indebtedness, exclusive of interest thereon, does not exceed the maximum amount of unpaid loan indebtedness which may be outstanding at any time, which is One Million Eight Hundred Dollars ($1,800,000), Mortgagor further covenants and agrees to repay all such loan advances with interest, and that the covenants contained in this Mortgage shall apply to such loan advances as well.

     6.14 Mortgagee's Status. Mortgagor, hereby acknowledges and agrees that the undertaking of Mortgagee under this Mortgage is limited as follows:

     Mortgagee shall not act in any way as the agent for or trustee of Mortgagor. Mortgagee does not intend to act in any way for or on behalf of Mortgagor with respect to disbursement of the proceeds of the indebtedness secured hereby. Mortgagee's intent in imposing the requirements set forth herein and in the Loan Documents is that of a lender protecting the priority of its mortgage and the value of its security. Mortgagee assumes no responsibility for the completion of any Improvements erected or to be erected upon the Property, the payment of bills or any other details in connection with the Property, any plans and specifications in connection with the Property, or Mortgagor's relations with any contractors. This Mortgage is not to be construed by Mortgagor or anyone famishing labor, materials, or any other work or product for improving the Property as an agreement upon the part of the Mortgagee to assure anyone that such person will be paid for famishing such labor, materials, or any other work or product; any such person must look entirely to Mortgagor for such payment. Mortgagee assumes no responsibility for the architectural or structural soundness of any improvements on or to be erected upon the Property or for the approval of any plans and specifications in connection therewith or for any improvements as finally completed.

                                   ARTICLE 7.
                                   DEFEASANCE

     7.1 Defeasance. If Mortgagor shall keep, observe and perform all of the covenants and conditions of this Mortgage on its part to be kept and performed and shall pay and perform, or cause to be paid and performed, all of the Indebtedness whether now outstanding or hereafter arising, including all extensions and renewals thereof, and all of the other Indebtedness, then Mortgagee shall release this Mortgage upon the request and at the expense of Mortgagor, otherwise this Mortgage shall remain in full force and effect.

     IN WITNESS WHEREOF, this instrument has been executed by Mortgagor on the date first written above.

                                        MORTGAGOR:


                                        By: /s/ Anthony A. Cook
                                            ------------------------------------
                                        Its: President

                                        Printed Name: Anthony A. Cook
                                        Its: President & CEO

                                                                       EXHIBIT A

                              PROPERTY DESCRIPTION


                                       A-1